Exhibit 5.1

BOSTON        CONNECTICUT        FLORIDA         NEW JERSEY        NEW YORK        WASHINGTON, D.C.

DAY PITNEY LLP

Attorneys at Law

7 Times Square

Times Square Tower

New York, NY 10036

T: (212) 297 5800 F: (212) 916 2940

info@daypitney.com

May 10, 2017

Frontier Communications Corporation

401 Merritt 7

Norwalk, Connecticut 06851

Re:	Frontier Communications Corporation
Registration of 65,000,000 Shares of Common Stock

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) by Frontier Communications Corporation, a Delaware corporation (the “Company”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 65,000,000 shares of common stock of the Company, $0.25 par value (the “Shares”), to be offered pursuant to the Frontier Communications Corporation 2017 Equity Incentive Plan (the “Plan”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons and conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Act; (ii) the Shares have been duly issued and sold as contemplated by the Registration Statement (including the Prospectus which is not filed herewith) and the Plan; and (iii) either a certificate representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof upon payment of the agreed consideration therefor, if any, or if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchaser thereof, upon payment of the agreed consideration therefor, if any, in accordance with the terms of the Plan.

The foregoing opinion is limited to the laws of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ DAY PITNEY LLP